As filed with the Securities and Exchange Commission on August 26, 2020

Registration Statement No. 333-226066

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-3
POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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NextEra Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	30-0818558 (I.R.S. Employer Identification No.)

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700 Universe Boulevard
Juno Beach, Florida 33408-0420
(561) 694-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

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Charles E. Sieving, Esq.
General Counsel
NextEra Energy Partners, LP
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4700

(Name and addresses, including zip code, and telephone number, including area code, of agent for service)

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It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

Thomas P. Giblin, Jr., Esq.
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
(212) 309-6000

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Approximate date of commencement of proposed sale to the public: Not applicable.

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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This is a post-effective amendment to registration statement No. 333-226066, which registered 5,675,100 common units representing limited partner interests (“Common Units”) of NextEra Energy Partners, LP, a Delaware limited partnership (“NEP”), and which was filed with the Securities and Exchange Commission on July 3, 2018, was amended by Amendment No. 1 filed on September 6, 2018 (as so amended, the “Registration Statement”) and was declared effective on September 7, 2018.

In accordance with the undertakings made by NEP in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered but that remain unsold at the termination of the offering, this post-effective amendment removes from registration the Common Units that were registered under the Registration Statement and remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Juno Beach, State of Florida, on the 26th day of August, 2020.

NextEra Energy Partners, LP

By:	/s/ Charles E. Sieving
Name:	Charles E. Sieving
Title:	General Counsel